EXHIBIT 5.1

                               BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022


                                 (212) 339-9150



                                 April 20, 1999



Board of Directors
Marvel Enterprises, Inc.
685 Third Avenue
New York, NY 10017

              Re:       Marvel Enterprises, Inc.
                        Registration Statement on Form S-8
                        ----------------------------------
Gentlemen:

              We have acted as counsel for Marvel Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of 6,000,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") issued or issuable under the Company's 1998 Stock Incentive Plan (the "Plan"), including shares issuable upon the exercise of options granted or to be granted under the Plan (the "Options"). Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement.

              In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company, including without limitation, the Company's Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws and the Plan as we have deemed necessary for the purpose of the opinion expressed below.

              In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all

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Board of Directors                                                April 20, 1999


documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

              We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the General Corporation Law of the State of Delaware and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

              Based on the foregoing, we are of the opinion that:

              1. the Shares which are currently issued and outstanding have been validly issued and are fully paid and nonassessable; and

              2. the Shares which are issuable under the Plan, including the Shares issuable pursuant to the Options will, when issued in accordance with the Plan, be validly issued, fully paid and nonassessable.

              We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the Item 5 section "Interests of Named Experts and Counsel" included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/BATTLE FOWLER LLP
                                            ------------------------------------
                                            BATTLE FOWLER LLP


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